EXHIBIT 99

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM 11-K


                     ANNUAL REPORT PURSUANT TO SECTION 15(D)


                                     OF THE


                         SECURITIES EXCHANGE ACT OF 1934



                     FOR THE FISCAL YEAR ENDED JUNE 30, 1998



                  AGWAY, INC. EMPLOYEES' THRIFT INVESTMENT PLAN
                  ---------------------------------------------
                            (FULL TITLE OF THE PLAN)


                                   AGWAY INC.
           ----------------------------------------------------------
          (NAME OF ISSUER OF THE SECURITIES HELD PURSUANT TO THE PLAN)



                               333 BUTTERNUT DRIVE
                             DEWITT, NEW YORK 13214
             -------------------------------------------------------
             (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES OF THE PLAN AND
                          THE ISSUER OF THE SECURITIES)

                  AGWAY, INC. EMPLOYEES' THRIFT INVESTMENT PLAN

                     Report on Audited Financial Statements

                        for the year ended June 30, 1998
     -----------------------------------------------------------------------

                  AGWAY, INC. EMPLOYEES' THRIFT INVESTMENT PLAN

                             JUNE 30, 1998 AND 1997
     -----------------------------------------------------------------------




                                      INDEX
                                      -----

Report of Independent Accountants............................................F-2


Financial Statements:

         Statements of Net Assets Available for Benefits
                  as of June 30, 1998 and 1997...............................F-3

         Statements of Changes in Net Assets Available for Benefits
                  for the years ended June 30, 1998 and 1997.................F-4

         Notes to Financial Statements...............................F-5 to F-15


Supplemental Schedules (Form 5500 information):

         Item 27a.  Schedule of Assets Held for Investment Purposes
                       as of June 30, 1998.......................S-1.1 and S-1.2

         Item 27d.  Schedule of Reportable Transactions
                       for the year ended June 30, 1998....................S-2.1

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Employee Benefit Plans
     Administration Committee,
     Agway, Inc.

In our opinion, the accompanying statements of net assets available for benefits and the related statements of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of the AGWAY INC. EMPLOYEES' THRIFT INVESTMENT PLAN (the "Plan") at June 30, 1998 and 1997, and the changes in net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audit was performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules listed in the accompanying index are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are additional information required by the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



/s/ PricewaterhouseCoopers LLP
    ---------------------------

Syracuse, New York
August 14, 1998

                  AGWAY, INC. EMPLOYEES' THRIFT INVESTMENT PLAN

                 STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

                             June 30, 1998 and 1997
                                   -----------

                             (Thousands of Dollars)

                  ASSETS
                                                   1998                  1997
                                               -------------         -----------

BGI U.S. Equity Market Fund                    $     70,309          $   55,098

Agway, Inc., Preferred Securities                    25,899              27,699
Agway Financial Corporation, Subordinated
     Money Market Certificates                       22,773              19,190

Agway Financial Corporation, Subordinated
     Debentures                                       1,830               1,980

BGI Government/Corporate Bond Index Fund              2,910               2,085

Collective Cash Investment Funds                      2,328               2,558

Loans to participants                                 1,144               1,078
                                               -------------         -----------

         TOTAL INVESTMENTS                          127,193             109,688

Accrued income                                        1,982               1,887

Contributions receivable, employer                      903                 822
                                               -------------         -----------

NET ASSETS AVAILABLE FOR BENEFITS              $    130,078          $  112,397
                                               =============         ===========











 The accompanying  notes are  an  integral  part  of  the financial statements.

                  AGWAY, INC. EMPLOYEES' THRIFT INVESTMENT PLAN

           STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                   for the years ended June 30, 1998 and 1997
                                   -----------

                             (Thousands of Dollars)


                                                1998                  1997
                                          ------------------    ---------------

Net increase of interest in common
       collective trust funds             $          15,996     $       13,385
Interest income                                       2,057              1,782
Dividend income                                       2,032              2,191
                                          ------------------    ---------------
                                                     20,085             17,358
                                          ------------------    ---------------
Contributions:
    Participants                                      6,131              5,513
    Agway, Inc.                                       1,349              1,233
                                          ------------------    ---------------
                                                      7,480              6,746
                                          ------------------    ---------------
         Total additions                             27,565             24,104
                                          ------------------    ---------------

Deductions:
    Benefit payments to participants                  9,593             12,390
    Trustee fees, administrative and
      other expenses                                    291                278
                                          ------------------    ---------------
                                                      9,884             12,668
                                          ------------------    ---------------
         Net additions                               17,681             11,436

Net assets available for benefits:
         Beginning of year                          112,397            100,961
                                          ------------------    ---------------

Net assets available for benefits:
         End of year                      $         130,078     $      112,397
                                          ==================    ===============













 The  accompanying   notes  are  an  integral part  of the financial statements.

                  AGWAY, INC. EMPLOYEES' THRIFT INVESTMENT PLAN

                          NOTES TO FINANCIAL STATEMENTS
                                   -----------

                             (Thousands of Dollars)

1.       DESCRIPTION OF THE PLAN
         The following brief description of the Agway, Inc. Employees' Thrift Investment Plan (the "Plan") is provided for general information purposes only. Participants should refer to the Plan document for more complete information of benefits provided under the Plan.

         General
         The Plan is a defined contribution plan covering substantially all full-time employees of Agway, Inc. (the "Sponsor" or "Company") and part-time employees who have reached their first anniversary date (as defined in the Plan) and worked 1,000 hours. It is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         Contributions
         Participants may elect to contribute "regular investments" of 2% to 6% of annual compensation (as defined in the Plan). These investments can be made on a "pre-tax" basis, an "after-tax" basis or a combination thereof, subject to Internal Revenue Service ("IRS") limitations. Pre-tax regular investments are designed to take advantage of Section 401(k) of the Internal Revenue Code ("IRC") and are contributed to the Plan before being subject to federal income tax and, in most cases, state income tax. After-tax regular investments are contributed to the Plan after being subject to federal and state income taxes.

         Participants may invest an additional 1% to 9% of annual compensation (as defined in the Plan) as "additional investments" on a pre-tax basis (subject to IRS limitations) if the participant contributes the maximum 6% of regular investments. Amounts exceeding the pre-tax contribution limits established by the IRS will be made on an after-tax basis based on the election of the participant.

         Participants may also contribute amounts representing distributions from other qualified defined benefit or contribution plans.

         The Sponsor shall contribute an amount equal to at least 10%, but not more than 50%, of each participant's regular investment to the Plan. All employer contributions are invested in the Company Security Fund. The discretionary percentage of Sponsor contributions above 10% for each year of operation of the Plan shall be determined by the Board of Directors of the Sponsor. The Sponsor's contribution will be made each pay period at a rate of 10% of the participant's regular investment. Any amount of the Sponsor's contribution greater than 10% of the participant's regular investment as determined by the Board of Directors will be paid not later than the time prescribed by law for filing the Sponsor's federal income tax return for the applicable taxable year, including extensions for such filing.

                  AGWAY, INC. EMPLOYEES' THRIFT INVESTMENT PLAN

                          NOTES TO FINANCIAL STATEMENTS
                                   -----------

                             (Thousands of Dollars)

1.       DESCRIPTION OF THE PLAN (CONTINUED)

         Contributions (continued)
         The Sponsor shall also contribute on behalf of each participant, if necessary, an amount such that the rate of return on current market value of that portion of the Company Security Fund not invested in the Sponsor's Money Market Certificates will equal one-half percent less than the interest rate plus any declared "extra" paid on the Sponsor's member debentures. This contribution is made semi-annually to participants with amounts invested in the Company Security Fund.

         Participant Accounts
         Each participant's account is credited with the participant's contributions and allocations of (a) the Sponsor's contributions, (b) plan earnings, and (c) administrative expenses. Allocation of plan earnings is done on a monthly basis and is based on each fund's monthly earning percentage (fund earnings divided by fund market value) times the participant's accumulated investments and earnings in the fund. The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested account.

         Vesting
         Participants vest immediately in their contributions plus actual earnings thereon and Sponsor contributions and earnings thereon.

         Investment Options
         The Plan provides for the following separate investment fund choices to participants: the Stock Fund, Company Security Fund, Bond Fund and Cash Fund. All participant contributions and earnings thereon are participant-directed. Upon enrollment in the Plan, a participant may direct employee contributions in 25 percent increments in any of the four funds. A participant may change investment options or elect to transfer employee contributions up to once a month. Sponsor contributions and earnings thereon may not be transferred from the Company Security Fund to other investment funds. As of June 30, 1998, there were 4,961 employees and former employees participating in this Plan. The number of participants under each investment fund at June 30, 1998, is as follows:

         Stock Fund                 3,777         Bond Fund                  667
         Company Security Fund      4,924         Cash Fund                  352

                  AGWAY, INC. EMPLOYEES' THRIFT INVESTMENT PLAN

                          NOTES TO FINANCIAL STATEMENTS
                                   -----------

                             (Thousands of Dollars)

1.       DESCRIPTION OF THE PLAN (CONTINUED)

         Investment Options (continued)

         Stock Fund
         The Stock Fund, including earnings thereon, shall be invested in any common stock(s), common stock fund(s), or any security convertible into common stock as the Sponsor's Employee Benefit Plans Investment Committee ("EBPIC") may deem advisable from time to time, but which shall not include shares of stock or other securities of the Sponsor or any of its subsidiaries or affiliates. The investment manager will make purchases of such securities in the open market at prices prevailing in such market on the day of purchase. Short-term obligations of the U.S. Government or other investments of a short-term nature may be purchased and held pending the selection and purchase of suitable securities. Substantially all of the Stock Fund investments were in the "Barclays Global Investors, N.A. ("BGI") U.S. Equity Market Fund" at June 30, 1998 and 1997, which is a common collective trust fund. As there is no market quotation available, the fair value of the Stock Fund investments is based on the unit market value established by the investment manager. This unit value is calculated by dividing the net assets of the applicable Market Fund, stated at quoted market values, by the units outstanding.

         Company Security Fund
         It is explicitly provided and intended that the Company Security Fund be invested in qualified Agway, Inc. securities. These qualified Agway, Inc. securities include cumulative preferred stock and Agway Financial Corporation (AFC) subordinated money market certificates and debentures. However, if at any time when the Trustee has funds available for such investment and such prescribed securities are not available for purchase from the Sponsor, the Trustee is authorized to hold such funds in an interest bearing account, or to invest such funds in one or more securities of other corporations, as instructed by EBPIC, which are comparable to the prescribed securities of the Sponsor. Securities of Agway, Inc. will be purchased from the Sponsor at par value or principal amount, since the market value of such securities is maintained as such by the Sponsor as a result of its practice of repurchasing outstanding securities at par whenever holders thereof elect to tender them for redemption.

                  AGWAY, INC. EMPLOYEES' THRIFT INVESTMENT PLAN

                          NOTES TO FINANCIAL STATEMENTS
                                   -----------

                             (Thousands of Dollars)

1.       DESCRIPTION OF THE PLAN (CONTINUED)

         Investment Options (continued)

         Bond Fund
         The Bond Fund is invested primarily in bonds of U.S. Government and investment grade bonds of industrial, financial and utility corporations. "Investment Grade" is a term for securities of high quality that are rated BAA or better by Moody's Investor Service and BBB or better by Standard & Poor's Corporation. Substantially all of the Bond Fund investments were in the BGI "Government/Corporate Bond Index Fund" at June 30, 1998 and 1997, which is a common collective trust fund. As there is no market quotation available, fair value of the Bond Fund investments is based on the unit market value established by the investment manager. This unit value is calculated by dividing the net assets of the Bond Index Fund, stated at quoted market value, by the units outstanding.

         Cash Fund
         The Cash Fund investment objective is to preserve capital and earn a competitive day-to-day interest rate. It invests in high quality, short-term money market instruments whose maturities normally will not exceed one year and are, on average, less than three months.
         Investments may be made in U.S. Treasury or agency obligations; obligations issued by financial, industrial, public utility, or other companies; bankers' acceptances, bank certificates of deposit or time deposits; commercial paper; and other similar obligations. The majority of investments of the Cash Fund were in the BGI "Money Market Fund" at June 30, 1998 and 1997, which is a common collective trust fund.

         Loans to Participants
         The Plan also includes various terms and conditions under which a participating employee can make loans from the Plan. Participants may borrow up to 50% of their vested account balance. Participant loans must be no less than $500 and no greater than $50,000. Loan transactions are treated as a transfer to (from) the investment funds from (to) the participant loan fund. Loan terms range from 1 to 5 years or up to 20 years for the purchase of a primary residence. The loans are secured by the balance in the participant's account and bear interest at a rate of 1 percent over prime. Interest rates on loans outstanding at June 30, 1998 range from 7 to 10 percent. Principal and interest are paid ratably through payroll deductions.

                  AGWAY, INC. EMPLOYEES' THRIFT INVESTMENT PLAN

                          NOTES TO FINANCIAL STATEMENTS
                                   -----------

                             (Thousands of Dollars)

1.       DESCRIPTION OF THE PLAN (CONTINUED)

         Payment of Benefits
         On termination of service due to death, disability or retirement, a participant may elect, in most circumstances, to receive either a lump-sum amount equal to the value of the participant's vested interest in his or her account, and either monthly or annual installments over periods ranging from 5 to 20 years. For termination of service due to other reasons, a participant may receive the value of the vested interest in his or her account as a lump-sum distribution.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         The financial statements of the Plan are prepared under the accrual basis of accounting in conformity with generally accepted accounting principles. The accounting principles and practices which affect the more significant elements of the financial statements are:

         Investment Valuation
         Agway, Inc. preferred stock and AFC subordinated money market and debt securities are valued at par, which approximates fair value, since it has been the Sponsor's practice to repurchase outstanding securities at par when redeemed. All Agway, Inc. securities are also purchased at par. All other Plan investments are held in bank commingled trust funds ("common collective trust funds"), shares of which are valued at the net asset value of shares held by the Plan at year-end as determined by the investment manager. Purchases and sales of securities are recorded on a trade-date basis. Participant loans are valued at cost, which approximates fair value.

         Income Recognition
         Interest income from investments is recognized as earned. Dividends are recorded on the ex-dividend date. Gain or loss on sale of securities is based on average cost. The Plan presents in the statement of changes in net assets the net increase in interest in common collective trust funds which consists of current year realized and unrealized gains or losses, interest and dividends.

         Trustee Fees, Administrative and Other Expenses
         Trustee fees, administrative expenses and all other expenses are recognized in the period incurred. The Plan incurred approximately $245 in 1998 and $238 in 1997 in administrative expenses paid to the Sponsor during the year.

                  AGWAY, INC. EMPLOYEES' THRIFT INVESTMENT PLAN

                          NOTES TO FINANCIAL STATEMENTS
                                   -----------

                             (Thousands of Dollars)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         Use of Estimates
         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Risks and Uncertainties
         The Plan provides for various investment options in any combination of three common collective trust funds (stock, bond or cash) or Company securities. Investment securities are exposed to various risks, such as interest rate, market and credit. Due to the level of risk associated with certain investment securities and the level of uncertainty related to changes in the value of investment securities, it is at least reasonably possible that changes in risks in the near term would materially affect participants' account balances and the amounts reported in the statement of net assets available for benefits and the statement of changes in net assets available for benefits.

                  AGWAY, INC. EMPLOYEES' THRIFT INVESTMENT PLAN

                          NOTES TO FINANCIAL STATEMENTS
                                   -----------

                             (Thousands of Dollars)

3.       INVESTMENTS
         The Plan's investments are held by a bank-administered trust fund. The following table presents the fair value of investments as determined by estimated market price. Investments that represent 5 percent or more of the Plan's net assets are separately identified.

         INVESTMENTS AT ESTIMATED FAIR VALUE

                                                                                  1998                  1997
                                                                           ------------------    -----------------
         Stock Fund:
              BGI U.S. Equity Market Fund                                  $           70,309    $          55,098
         Company Security Fund:
              Agway, Inc., Preferred Securities:
                  8% cumulative preferred stock - Series B                             19,942               19,942
                  7% cumulative preferred stock - Series C                              5,957                7,757
                                                                           ------------------    -----------------
                                                                                       25,899               27,699
              AFC Subordinated Money Market Certificates                               22,773               19,190
              AFC Subordinated Debentures                                               1,830                1,980
         Bond Fund:
              BGI Government/Corporate Bond Index Fund                                  2,910                2,085
         Collective Cash Investment Funds                                               2,328                2,558
         Loans to participants                                                          1,144                1,078
                                                                           ------------------    -----------------

         TOTAL INVESTMENTS AT FAIR VALUE                                   $          127,193    $         109,688
                                                                           ==================    =================

         During 1998 and 1997, the Plan's interest in common collective trust funds (including gains and losses on investments bought and sold, as well as held during the year) increased in value for the fiscal years ended June 30 as follows:

              NET INCREASE IN INTEREST IN COMMON                                   1998                  1997
                                                                           ------------------    -----------------
              COLLECTIVE TRUST FUNDS:

              BGI U.S. Equity Market Fund                                  $           15,635    $          13,138
              BGI Government/Corporate Bond Index Fund                                    252                  153
              Collective Cash Investment Funds                                            109                   94
                                                                           ------------------    -----------------

              Total                                                        $           15,996    $          13,385
                                                                           ==================    =================

                  AGWAY, INC. EMPLOYEES' THRIFT INVESTMENT PLAN

                          NOTES TO FINANCIAL STATEMENTS
                                   -----------

                             (Thousands of Dollars)

4.       PLAN TRUSTEE
         The cash and investments of the Plan are held by Boston Safe Deposit and Trust Company (the "Trustee") under a trust agreement dated April 1, 1995. In general, the duties of the Trustee include: (1) holding assets and collecting income therefrom; (2) investing the assets of the Plan as directed by EBPIC or the appointed investment manager; (3) selling or exchanging the assets of the Plan; and (4) paying benefits to participants in the Plan on the written order of the Employee Benefit Plans Administration Committee ("EBPAC"), which is appointed by the Board of Directors of the Sponsor. The investment of assets in the Stock Fund, Bond Fund and Cash Fund are directed by an investment manager, Barclays Global Investors, N.A., San Francisco, California.

5.       PLAN TERMINATION
         The Sponsor may amend or terminate the Plan. Although the Sponsor has not expressed any intent to do so, in the event the Plan is terminated or employer contributions are discontinued, all of the assets of the Plan shall be used for the benefit of participants and beneficiaries under the Plan.

6.       FEDERAL INCOME TAX STATUS
         A favorable determination letter dated December 5, 1995, was issued by the IRS on behalf of the Plan which stated that the Plan, as then designed, was in compliance with the applicable requirements of the IRC. The Plan has been amended since receiving the determination letter. However, the plan administrator believes that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC. Accordingly, no provision for income taxes has been included in the Plan's financial statements.

                  AGWAY, INC. EMPLOYEES' THRIFT INVESTMENT PLAN

                          NOTES TO FINANCIAL STATEMENTS
                                   -----------

                             (Thousands of Dollars)

7.  ALLOCATION OF PLAN ASSETS AND LIABILITIES TO INVESTMENT PROGRAMS


                                  June 30, 1998
                                  -------------

                                                                                              Non-
                                                                                           Participant
                                                   Participant-Directed                     Directed
                         ----------------------------------------------------------------  ------------
                                        Company                                             Company
                            Stock      Security       Bond          Cash       Loans to     Security
   ASSETS                   Fund         Fund         Fund          Fund     Participants    Fund           Total
   ------                -----------  -----------  -----------  -----------  ------------  ------------   ------------
Investments              $    70,726  $    35,542  $    2,912   $     1,714  $     1,148   $     15,151   $    127,193

Accrued income                     2        1,386                                                   594          1,982

Contributions
  receivable, employer                                                                              903            903
                         -----------  -----------  -----------  -----------  ------------  ------------   ------------

NET ASSETS
AVAILABLE
FOR BENEFITS             $    70,728  $    36,928  $    2,912   $     1,714  $     1,148   $     16,648   $    130,078
                         ===========  ===========  ===========  ===========  ============  ============   ============

                                                     June 30, 1997
                                                     -------------
                                                                                              Non-
                                                                                           Participant
                                                   Participant-Directed                     Directed
                         ----------------------------------------------------------------  ------------
                                        Company                                             Company
                            Stock      Security       Bond          Cash       Loans to     Security
   ASSETS                   Fund         Fund         Fund          Fund     Participants    Fund             Total
   ------                -----------  -----------  -----------  -----------  ------------  ------------  ------------
Investments              $    55,443  $    34,908  $     2,095  $     1,991  $     1,079   $     14,172  $    109,688

Accrued income                     1        1,339                                                   547         1,887

Contributions
 receivable, employer                                                                               822           822
                         -----------  -----------  -----------  -----------  -----------   ------------  ------------

NET ASSETS
AVAILABLE
FOR BENEFITS             $    55,444  $    36,247  $    2,095   $     1,991  $    1,079    $     15,541  $    112,397
                         ===========  ===========  ===========  ===========  ===========   ============  ============


                  AGWAY, INC. EMPLOYEES' THRIFT INVESTMENT PLAN

                          NOTES TO FINANCIAL STATEMENTS
                                   -----------

                             (Thousands of Dollars)

8.  ALLOCATION OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS TO
       INVESTMENT PROGRAMS

                        For the Year Ended June 30, 1998
                        --------------------------------

                                                                                              Non-
                                                                                           Participant
                                                   Participant-Directed                     Directed
                          ---------------------------------------------------------------  -----------
                                        Company                                              Company
                            Stock      Security       Bond          Cash       Loans to      Security
                            Fund         Fund         Fund          Fund     Participants     Fund             Total
                          ----------   ----------   ---------   ----------   ------------  ------------     ----------
Net increase of interest
   in collective
     investment funds     $   15,635                $     252   $      109                                  $   15,996
Interest income                        $    1,369                            $       101   $       587           2,057
Dividend income                             1,422                                                  610           2,032
                          ----------   ----------   ---------   ----------   ------------  ------------     ----------
                              15,635        2,791         252          109           101         1,197          20,085
                          ----------   ----------   ---------   ----------   ------------  ------------     ----------
Contributions:
   Participants                3,769        1,941         285          136                                       6,131
   Agway, Inc.                                                                                   1,349           1,349
                          ----------   ----------   ---------   ----------   ------------  ------------     ----------
                               3,769        1,941         285          136                       1,349           7,480
                          ----------   ----------   ---------   ----------   ------------  ------------     ----------

     Total additions          19,404        4,732         537          245           101         2,546          27,565
                          ----------   ----------   ---------   ----------   ------------  ------------     ----------

Deductions
   Benefit payments
     to participants           4,858        2,995         171          198            87         1,284           9,593
   Administrative
     expenses                    153           89           6            5                          38             291
                          ----------   ----------   ---------   ----------   ------------  ------------     ----------

     Total deductions          5,011        3,084         177          203            87         1,322           9,884
                          ----------   ----------   ---------   ----------   ------------  ------------     ----------

Net increase (decrease)
   before interfund
     transfers                14,393        1,648         360           42            14         1,224          17,681

Transfers (from) to
   other funds                   891         (967)        457         (319)           55          (117)              0

Net assets available
   for benefits,
     beginning of year        55,444       36,247       2,095        1,991         1,079        15,541         112,397
                          ----------   ----------   ---------   ----------   ------------  -----------      ----------

     Net assets
        available for
          benefits,
          end of year     $   70,728   $   36,928   $   2,912   $    1,714   $     1,148   $    16,648      $  130,078
                          ==========   ==========   =========   ==========   ============  ===========      ==========


                  AGWAY, INC. EMPLOYEES' THRIFT INVESTMENT PLAN

                          NOTES TO FINANCIAL STATEMENTS
                                   -----------

                             (Thousands of Dollars)

8. ALLOCATION OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS TO INVESTMENT PROGRAMS

                        For the Year Ended June 30, 1997
                        --------------------------------

                                                                                               Non-
                                                                                            Participant
                                                   Participant-Directed                      Directed
                          ----------------------------------------------------------------  -----------
                                        Company                                              Company
                             Stock      Security       Bond          Cash       Loans to      Security
                             Fund         Fund         Fund          Fund     Participants     Fund          Total
                          -----------  ----------  -----------   -----------  ------------  -----------   -----------
Net increase of interest
   in collective
     investment funds     $   13,138               $      153    $       94                               $    13,385
Interest income                        $   1,197                              $        96   $      489          1,782
Dividend income                            1,556                                                   635          2,191
                          -----------  ----------  -----------   -----------  ------------  -----------   -----------
                              13,138       2,753          153            94            96        1,124         17,358
                          -----------  ----------  -----------   -----------  ------------  -----------   -----------
Contributions:
   Participants                3,051       2,019          262           181                                     5,513
   Agway, Inc.                                                                                   1,233          1,233
                          -----------  ----------  -----------   -----------  ------------  -----------   -----------
                               3,051       2,019          262           181                      1,233          6,746
                          -----------  ----------  -----------   -----------  ------------  ------------  -----------

     Total additions          16,189       4,772          415           275            96        2,357         24,104
                          -----------  ----------  -----------   -----------  ------------  ------------  -----------

Deductions
   Benefit payments
     to participants           5,281       4,327          304           516           194        1,768         12,390
   Administrative
     expenses                    132          97            6             4                         39            278
                          -----------  ----------  -----------   -----------  ------------  -----------   -----------

     Total deductions          5,413       4,424          310           520           194        1,807         12,668
                          -----------  ----------  -----------   -----------  ------------  -----------   -----------

Net increase (decrease)
   before interfund
     transfers                10,776         348          105          (245)          (98)         550         11,436

Transfers (from) to
   other funds                  (429)       (193)        (122)          887           (45)         (98)             0

Net assets available
   for benefits,
     beginning of year        45,097      36,092        2,112         1,349         1,222       15,089        100,961
                          -----------  ----------  -----------   -----------  ------------  -----------   -----------

     Net assets
       available for
         benefits, end
           of year        $    55,444  $  36,247   $    2,095    $    1,991   $     1,079   $   15,541    $   112,397
                          ===========  ==========  ===========   ===========  ============  ===========   ============


                  AGWAY, INC. EMPLOYEES' THRIFT INVESTMENT PLAN
     ITEM 27a of Form 5500 - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                               as of June 30, 1998
                             (Thousands of Dollars)

               Col. A                               Col. B                   Col. C                  Col. D
               ------                               ------                   ------                  -------
                                                Balance Held at
                                                Close of Period
                                               (Number of Shares                                   Market Value
           Name of Issuer                      or Principal Amount          Cost of              of Each Item at
         and Title of Issue                    of Bonds and Notes)          Each Item            Close of Period
----------------------------------             -------------------        -------------          ---------------
Stock Fund:
   BGI U.S. Equity Market Fund                         1,378,997          $      32,129          $        70,309
   BGI Money Market Fund                                      23
   TBC Inc. Pooled Employee Funds              $             417                    417                      417
                                                                          -------------          ---------------
         Total Stock Fund                                                        32,546                   70,726
Company Security Fund:
   Agway, Inc.:
     8% cumulative preferred
       stock - Series B                                 199,420                  19,942                   19,942
     7% cumulative preferred
       stock - Series C                                  59,570                   5,957                    5,957
    Agway Financial Corporation:
     8-1/2% subordinated money
       market certificates,
       due October 31, 1998                    $            839                     839                      839
     8% subordinated money
       market certificates,
       due October 31, 1998                    $          5,841                   5,841                    5,841
     8% subordinated debentures,
       due July 1, 1999                        $          1,130                   1,130                    1,130
     7-1/2% subordinated money
       market certificates,
       due October 31, 1999                    $          1,383                   1,383                    1,383
     9% subordinated money
       market certificates,
       due October 31, 2000                    $          2,961                   2,961                    2,961
     8% subordinated money
       market certificates,
       due October 31, 2002                    $          2,084                   2,084                    2,084
     7-1/2% subordinated money
       market certificates,
       due October 31, 2002                    $          1,793                   1,793                    1,793
     8-1/2% subordinated money
       market certificates,
       due October 31, 2001                    $          3,345                   3,345                    3,345
     7-1/2% subordinated debentures,
       due July 1, 2003                        $            700                     700                      700
     8-1/2% subordinated money
       market certificates,
       due October 31, 2003                    $          2,930                   2,930                    2,930
     8% subordinated money
       market certificates,
       due October 31, 2005                    $          1,597                   1,597                    1,597
                                                                           -------------          --------------
         Total Company securities                                                50,502                   50,502
     TBC Inc. Pooled Employee Funds            $            191                     191                      191
                                                                           -------------          --------------
         Total Company Security Fund                                             50,693                   50,693


                                     S-1.1

                  AGWAY, INC. EMPLOYEES' THRIFT INVESTMENT PLAN
               ITEM 27a of Form 5500 - SCHEDULE OF ASSETS HELD FOR
                         INVESTMENT PURPOSES, Continued
                               as of June 30, 1998
                             (Thousands of Dollars)

         Col. A                                Col. B                     Col. C                    Col. D
                                           Balance Held at
                                           Close of Period
                                          (Number of Shares                                       Market Value
         Name of Issuer                   or Principal Amount            Cost of                 of Each Item at
         and Title of Issue               of Bonds and Notes)            Each Item               Close of Period
--------------------------------          --------------------         ----------------         -----------------
Bond Fund
   BGI Government/Corporate
     Bond Index Fund                                   198,905         $          2,494         $          2,910
   BGI Money Market Fund                       $             2                        2                        2
                                                                       ----------------         -----------------
       Total Bond Fund                                                            2,496                    2,912


Cash Fund:
   BGI Money Market Fund                       $         1,714                    1,714                    1,714
                                                                       ----------------         -----------------
       Total Cash Fund                                                            1,714                    1,714

Loans to Participants:
   Participant Notes                           $         1,144                    1,144                    1,144
   TBC Inc. Pooled Employee Funds              $             4                        4                        4
                                                                       ----------------         -----------------
       Total Loan Fund                                                            1,148                    1,148

       TOTAL INVESTMENTS                                               $         88,597         $        127,193
                                                                       ================         =================







                                      S-1.2

                  AGWAY, INC. EMPLOYEES' THRIFT INVESTMENT PLAN
           ITEM 27d of Form 5500 - SCHEDULE OF REPORTABLE TRANSACTIONS
                        for the year ended June 30, 1998
                             (Thousands of Dollars)

                                                                                    Current Value
                                                                                    of Investment
                                                   Purchase           Selling       on Transaction        Net
                                                     Price             Price            Date           Gain(Loss)
                                                --------------      ------------    --------------     ----------
SINGLE SECURITY TRANSACTIONS IN
EXCESS OF 5% OF MARKET VALUE
7% cumulative preferred stock -
     Series C                                   $       6,550                       $       6,550      $       0

7% cumulative preferred stock -
     Series C                                                       $     7,300             7,300              0
7% cumulative preferred stock -
     Series C                                           6,050                               6,050              0

7% cumulative preferred stock -
     Series C                                                             6,550             6,550              0

SERIES OF SECURITY TRANSACTIONS
IN EXCESS OF 5% OF MARKET VALUE

The Boston Company Inc. Pooled
     Employee Funds                                    24,625                              24,625              0

The Boston Company Inc. Pooled
     Employee Funds                                                      24,581            24,581              0

7% cumulative preferred stock -
     Series C                                          12,600                              12,600              0

7% cumulative preferred stock -
     Series C                                                            14,400            14,400              0





                                      S-2.1